UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2015

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act.

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2015, Advaxis, Inc. (the “Company”) entered into a Clinical Study Collaboration Agreement (the “Agreement”) with Incyte Corporation (“Incyte”) for the development and analysis of a combination therapy for the treatment of cervical cancer (the “Study”). The Company and Incyte have to date been independently developing their respective compounds, which treat certain types of tumors, respectively.

Under the terms of the Agreement, Incyte and the Company will contribute their respective compounds to be dosed in combination during the course of the Study, with Incyte acting as the sponsor of the Study and taking the lead role in its conduct. The Agreement is to continue in full force and effect until completion of the Final Study Report (as defined therein) or until earlier terminated by either Party. Costs for the Study are to be split between the parties, and Incyte will provide the Company with an invoice and supporting documents of the Company’s share of the costs incurred through the end of each calendar quarter. A copy of the Agreement is being filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as a part of this report

10.1	Clinical Study Collaboration Agreement between Advaxis, Inc. and Incyte Corporation, dated February 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
(Registrant)

By	/s/ Daniel J. O’Connor
Daniel J. O’Connor
President and Chief Executive Officer

Date: February 12, 2015

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Clinical Study Collaboration Agreement between Advaxis, Inc. and Incyte Corporation, dated February 10, 2015.